Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Third Quarter 2018 Results

Key Performance Indicators

•	Earnings per share ("EPS") increased 89% year-over-year to $1.19.

◦	Net Income increased 84% year-over-year to $107 million.

•	EPS prior to Amortization of Intangible Assets** increased 90% year-over-year to $1.32.

•	Total Brokerage and Advisory Assets increased 22% year-over-year to $681 billion, up 3% sequentially.

•	Total Net New Assets were an inflow of $4.4 billion, translating to a 2.7% annualized growth rate.

◦	Net new advisory assets were an inflow of $5.1 billion, translating to a 7.0% annualized growth rate.

◦	Net new brokerage assets were an outflow of $0.8 billion, translating to a (0.8)% annualized rate.

◦	Recruited Assets(1) were $9.1 billion in Q3, and $18.8 billion year-to-date.

◦	Advisor count was 16,174 , up 125 sequentially, and production retention rate year-to-date was 96%.

•	Gross Profit** increased 27% year-over-year to $493 million.

•	EBITDA** increased 40% year-over-year to $218 million.

◦	EBITDA as a percentage of Gross Profit was 44%, up from 40% a year ago.

◦	Core G&A** increased 17% year-over-year to $209 million, up 9% sequentially.

•	Shareholder capital returns were $144 million, translating to $1.61 per share.

◦	Share repurchases were $122 million for 1.8 million shares at an average purchase price of $66.24.

◦	Dividends were $22 million.

•	Cash available for corporate use was $392 million.

•	Credit Agreement Net Leverage Ratio(2) was 2.24x, down 0.10x from the prior quarter.

Key Updates

•	Tightened 2018 Core G&A** outlook range from $805 to $825 million to $810 to $820 million.

•	Announced next Investor and Analyst Day will be held on May 22, 2019 in New York City.

SAN DIEGO - October 25, 2018 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the “Company”) today announced results for its third quarter ended September 30, 2018, reporting net income of $107 million, or $1.19 per share. This compares with $58 million, or $0.63 per share, in the third quarter of 2017 and $119 million, or $1.30 per share, in the prior quarter.

“We had another quarter of business and earnings growth,” said Dan Arnold, President and CEO. “Organic growth was solid, and momentum continued to build, driven by increased advisor recruiting, productivity, and retention. Looking forward, we remain focused on helping advisors win in the marketplace by enhancing capabilities, making it easier for advisors to do business with us, and investing in technology.”
“Earnings continued to grow in the third quarter as we grew assets and generated operating leverage,” said Matt Audette, CFO. “We also increased our investments to drive organic growth, and we returned capital to shareholders through dividends and share repurchases. Looking ahead to 2019, we see opportunities to deploy more capital into organic growth, while taking advantage of M&A opportunities when appropriate, and returning capital to shareholders.”
Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on November 26, 2018 to all stockholders of record as of November 8, 2018.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EST on Thursday, October 25. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 2257459, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until November 1 and November 15, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 2257459.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker/dealer*. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

*based on total revenues, Financial Planning magazine June 1996-2018.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of Amortization of Intangible Assets. The per share impact is calculated as Amortization of Intangible Assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 34 on page 20 of this release.
Gross Profit is calculated as net revenues, which were $1,331 million for the three months ended September 30, 2018, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $822 million and $16 million, respectively, for the three months ended September 30, 2018. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,152 million for the three months ended September 30, 2018, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 5 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, amortization and loss on extinguishment of debt. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions, including the Company's acquisition of the broker/dealer network of National Planning Holdings, Inc. ("NPH"). The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2018 Core G&A** outlook), enhanced capabilities, investments and capital deployment, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of October 25, 2018. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, the Company's strategy and success in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the value and levels of advisory and brokerage assets and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to open accounts and/or move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including changes in retail retirement savings regulations and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; changes made to the Company’s offerings, services, and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives and programs, and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2017 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
REVENUES
Commission	$486,875	$403,011	21%	$1,449,771	$1,244,881	16%
Advisory	458,087	356,945	28%	1,319,391	1,033,319	28%
Asset-based	248,895	183,953	35%	706,834	514,626	37%
Transaction and fee	118,941	103,999	14%	352,045	321,522	9%
Interest income, net of interest expense	10,512	6,162	71%	28,426	17,931	59%
Other	7,687	10,038	(23%)	14,891	32,760	(55%)
Total net revenues	1,330,997	1,064,108	25%	3,871,358	3,165,039	22%
EXPENSES
Commission and advisory	821,950	663,765	24%	2,384,266	1,971,874	21%
Compensation and benefits	128,007	113,659	13%	373,884	337,170	11%
Promotional	52,628	42,935	23%	163,462	111,595	46%
Depreciation and amortization	22,838	21,996	4%	65,759	63,933	3%
Amortization of intangible assets	15,676	9,352	68%	44,580	28,296	58%
Occupancy and equipment	30,308	22,803	33%	84,848	70,989	20%
Professional services	23,129	16,438	41%	61,223	50,732	21%
Brokerage, clearing and exchange	15,844	13,491	17%	47,154	41,567	13%
Communications and data processing	12,334	10,866	14%	34,546	32,525	6%
Other	29,219	24,376	20%	88,175	71,140	24%
Total operating expenses	1,151,933	939,681	23%	3,347,897	2,779,821	20%
Non-operating interest expense	31,705	26,519	20%	93,267	78,131	19%
Loss on extinguishment of debt	—	1,268	n/m	—	22,407	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	147,359	96,640	52%	430,194	284,680	51%
PROVISION FOR INCOME TAXES	40,494	38,498	5%	111,033	109,915	1%
NET INCOME	$106,865	$58,142	84%	$319,161	$174,765	83%
EARNINGS PER SHARE
Earnings per share, basic	$1.22	$0.65	88%	$3.59	$1.94	85%
Earnings per share, diluted	$1.19	$0.63	89%	$3.49	$1.90	84%
Weighted-average shares outstanding, basic	87,426	89,967	(3%)	88,841	90,029	(1%)
Weighted-average shares outstanding, diluted	89,878	92,042	(2%)	91,447	92,027	(1%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q3 2018	Q2 2018	Q1 2018
REVENUES
Commission	$486,875	$488,085	$474,811
Advisory	458,087	438,917	422,387
Asset-based	248,895	238,603	219,336
Transaction and fee	118,941	116,455	116,649
Interest income, net of interest expense	10,512	10,133	7,781
Other	7,687	6,611	593
Total net revenues	1,330,997	1,298,804	1,241,557
EXPENSES
Commission and advisory	821,950	800,619	761,697
Compensation and benefits	128,007	122,360	123,517
Promotional	52,628	43,407	67,427
Depreciation and amortization	22,838	22,220	20,701
Amortization of intangible assets	15,676	15,682	13,222
Occupancy and equipment	30,308	26,904	27,636
Professional services	23,129	15,922	22,172
Brokerage, clearing and exchange expense	15,844	15,433	15,877
Communications and data processing	12,334	11,038	11,174
Other	29,219	30,370	28,586
Total operating expenses	1,151,933	1,103,955	1,092,009
Non-operating interest expense	31,705	31,940	29,622
INCOME BEFORE PROVISION FOR INCOME TAXES	147,359	162,909	119,926
PROVISION FOR INCOME TAXES	40,494	44,143	26,396
NET INCOME	$106,865	$118,766	$93,530
EARNINGS PER SHARE
Earnings per share, basic	$1.22	$1.33	$1.04
Earnings per share, diluted	$1.19	$1.30	$1.01
Weighted-average shares outstanding, basic	87,426	89,128	89,997
Weighted-average shares outstanding, diluted	89,878	91,684	92,784

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$768,546	$811,136
Cash segregated under federal and other regulations	566,128	763,831
Restricted cash	58,754	50,688
Receivables from:
Clients, net of allowance of $621 at September 30, 2018 and $466 at December 31, 2017	435,133	344,230
Product sponsors, broker-dealers, and clearing organizations	213,887	196,207
Advisor loans, net of allowance of $3,539 at September 30, 2018 and $3,264 at December 31, 2017	261,214	219,157
Others, net of allowance of $8,997 at September 30, 2018 and $6,115 at December 31, 2017	236,480	228,986
Securities owned:
Trading — at fair value	32,455	17,879
Held-to-maturity — at amortized cost	13,005	11,833
Securities borrowed	6,274	12,489
Fixed assets, net of accumulated depreciation and amortization of $489,209 at September 30, 2018 and $427,344 at December 31, 2017	441,072	412,684
Goodwill	1,476,775	1,427,769
Intangible assets, net of accumulated amortization of $463,646 at September 30, 2018 and $419,066 at December 31, 2017	482,234	414,093
National Planning Holdings acquisition	—	162,500
Other assets	297,856	285,269
Total assets	$5,289,813	$5,358,751
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$195,343	$185,929
Payables to clients	804,797	962,891
Payables to broker-dealers and clearing organizations	54,360	54,262
Accrued commission and advisory expenses payable	168,176	147,095
Accounts payable and accrued liabilities	486,573	461,149
Income taxes payable	22,531	469
Unearned revenue	82,546	72,222
Securities sold, but not yet purchased — at fair value	333	1,182
Long-term borrowing, net of unamortized debt issuance cost of $20,345 at September 30, 2018 and $22,812 at December 31, 2017	2,375,113	2,385,022
Leasehold financing and capital lease obligations	105,057	107,518
Deferred income taxes, net	15,517	16,004
Total liabilities	4,310,346	4,393,743
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 124,611,205 shares issued at September 30, 2018 and 123,030,383 shares issued at December 31, 2017	124	123
Additional paid-in capital	1,621,020	1,556,117
Treasury stock, at cost — 37,901,990 shares at September 30, 2018 and 33,262,115 shares at December 31, 2017	(1,612,847)	(1,309,568)
Retained earnings	971,170	718,336
Total stockholders’ equity	979,467	965,008
Total liabilities and stockholders’ equity	$5,289,813	$5,358,751

LPL Financial Holdings Inc.
Management's Statements of Operations(3)
(In thousands, except per share data)
(Unaudited)
The information presented on pages 8-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 2 of this release.

	Quarterly Results
	Q3 2018	Q2 2018	% Change	Q3 2017	% Change
Gross Profit(3)
Sales-based commissions	$193,545	$196,530	(2%)	$160,098	21%
Trailing commissions	293,330	291,555	1%	242,913	21%
Advisory	458,087	438,917	4%	356,945	28%
Commission and advisory fees	944,962	927,002	2%	759,956	24%
Commission and advisory expense	(821,950)	(800,619)	3%	(663,765)	24%
Commission and advisory fees, net of payout	123,012	126,383	(3%)	96,191	28%
Cash sweep	127,174	121,386	5%	81,617	56%
Other asset-based(4)	121,721	117,217	4%	102,336	19%
Transaction and fee	118,941	116,455	2%	103,999	14%
Interest income and other	18,199	16,744	9%	16,200	12%
Total net commission and advisory fees and attachment revenue	509,047	498,185	2%	400,343	27%
Brokerage, clearing, and exchange expense	(15,844)	(15,433)	3%	(13,491)	17%
Gross Profit(3)	493,203	482,752	2%	386,852	27%

G&A Expense
Core G&A(5)	209,244	192,148	9%	178,769	17%
Regulatory charges	7,421	8,321	n/m	4,433	n/m
Promotional	52,628	43,407	21%	42,935	23%
Employee share-based compensation	6,332	6,125	3%	4,940	28%
Total G&A	275,625	250,001	10%	231,077	19%
EBITDA(3)	217,578	232,751	(7%)	155,775	40%
Depreciation and amortization	22,838	22,220	3%	21,996	4%
Amortization of intangible assets	15,676	15,682	—%	9,352	68%
Non-operating interest expense	31,705	31,940	(1%)	26,519	20%
Loss on extinguishment of debt	—	—	n/m	1,268	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	147,359	162,909	(10%)	96,640	52%
PROVISION FOR INCOME TAXES	40,494	44,143	(8%)	38,498	5%
NET INCOME	$106,865	$118,766	(10%)	$58,142	84%
Earnings per share, diluted	$1.19	$1.30	(8%)	$0.63	89%
Weighted-average shares outstanding, diluted	89,878	91,684	(2%)	92,042	(2%)

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (3)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q3 2018	Q2 2018	Q1 2018
Gross Profit(3)
Sales-based commissions	$193,545	$196,530	$187,233
Trailing commissions	293,330	291,555	287,578
Advisory	458,087	438,917	422,387
Commission and advisory fees	944,962	927,002	897,198
Commission and advisory expense	(821,950)	(800,619)	(761,697)
Commission and advisory fees, net of payout	123,012	126,383	135,501
Cash sweep	127,174	121,386	104,084
Other asset-based(4)	121,721	117,217	115,252
Transaction and fee	118,941	116,455	116,649
Interest income and other	18,199	16,744	8,374
Total net commission and advisory fees and attachment revenue	509,047	498,185	479,860
Brokerage, clearing, and exchange expense	(15,844)	(15,433)	(15,877)
Gross Profit(3)	493,203	482,752	463,983

G&A Expense
Core G&A(5)	209,244	192,148	201,039
Regulatory charges	7,421	8,321	6,440
Promotional	52,628	43,407	67,427
Employee share-based compensation	6,332	6,125	5,606
Total G&A	275,625	250,001	280,512
EBITDA(3)	217,578	232,751	183,471
Depreciation and amortization	22,838	22,220	20,701
Amortization of intangible assets	15,676	15,682	13,222
Non-operating interest expense	31,705	31,940	29,622
INCOME BEFORE PROVISION FOR INCOME TAXES	147,359	162,909	119,926
PROVISION FOR INCOME TAXES	40,494	44,143	26,396
NET INCOME	$106,865	$118,766	$93,530
Earnings per share, diluted	$1.19	$1.30	$1.01
Weighted-average shares outstanding, diluted	89,878	91,684	92,784

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q3 2018	Q2 2018	Change	Q3 2017	Change
Market Drivers
S&P 500 Index (end of period)	2,914	2,718	7%	2,519	16%
Fed Funds Daily Effective Rate (FFER) (average bps)	192	174	18bps	116	76bps

Assets
Advisory Assets(6)	$306.1	$291.5	5%	$250.2	22%
Brokerage Assets(7)	374.9	367.5	2%	309.8	21%
Total Brokerage and Advisory Assets	$681.0	$659.1	3%	$560.0	22%
Advisory % of Total Brokerage and Advisory Assets	44.9%	44.2%	70bps	44.7%	20bps

Assets by Platform
Corporate Platform Advisory Assets(8)	$184.8	$173.9	6%	$145.0	27%
Hybrid Platform Advisory Assets(9)	121.3	117.7	3%	105.2	15%
Brokerage Assets	374.9	367.5	2%	309.8	21%
Total Brokerage and Advisory Assets	$681.0	$659.1	3%	$560.0	22%

Centrally Managed Assets
Centrally Managed Assets(10)	$40.8	$37.9	8%	$29.3	39%
Centrally Managed % of Total Advisory Assets	13.3%	13.0%	30bps	11.7%	160bps

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q3 2018	Q2 2018	Change	Q3 2017	Change
Net New Assets (NNA)
Net New Advisory Assets(11)	$5.1	$4.3	n/m	$6.9	n/m
Net New Brokerage Assets(12)	(0.8)	(1.9)	n/m	(4.0)	n/m
Total Net New Assets	$4.4	$2.5	n/m	$2.9	n/m

Net Brokerage to Advisory Conversions(13)	$1.7	$1.8	n/m	$1.9	n/m
Advisory NNA Annualized Growth(14)	7%	6%	n/m	12%	n/m
Total NNA Annualized Growth(14)	3%	2%	n/m	2%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(15)	$5.9	$3.8	n/m	$4.0	n/m
Hybrid Platform Net New Advisory Assets(16)	(0.8)	0.6	n/m	2.9	n/m
Total Net New Advisory Assets	$5.1	$4.3	n/m	$6.9	n/m
Centrally Managed Net New Advisory Assets(17)	$1.8	$1.7	n/m	$1.5	n/m

Cash Sweep Balances
Insured Cash Account Balances	$21.0	$21.7	(3%)	$21.9	(4%)
Deposit Cash Account Balances	3.9	4.0	(3%)	4.1	(5%)
Money Market Account Cash Balances	3.3	2.9	14%	2.3	43%
Total Cash Sweep Balances	$28.2	$28.6	(1%)	$28.3	—%
Cash Sweep % of Total Assets	4.1%	4.3%	(20bps)	5.1%	(100bps)

Cash Sweep Average Fees
Insured Cash Account Average Fee - bps(18)	189	179	10	124	65
Deposit Cash Account Fee Average Fee - bps(18)	198	175	23	100	98
Money Market Account Average Fee - bps(18)	75	72	3	67	8
Total Cash Sweep Average Fee - bps(18)	178	168	10	116	62

Net Buy (Sell) Activity(19)	$9.2	$8.5	8%	$6.9	33%

LPL Financial Holdings Inc.
Monthly Metrics(3)
(Dollars in billions, except where noted)
(Unaudited)

	September 2018	August 2018	Aug to Sep Change	July 2018	June 2018
Assets Served
Advisory Assets(6)	$306.1	$304.4	0.6%	$298.5	$291.5
Brokerage Assets(7)	374.9	374.4	0.1%	370.4	367.5
Total Brokerage and Advisory Assets	$681.0	$678.7	0.3%	$668.9	$659.1

Net New Assets
Net New Advisory Assets(11)	$2.2	$1.5	n/m	$1.5	$1.3
Net New Brokerage Assets(12)	0.5	(0.2)	n/m	(1.1)	(1.2)
Total Net New Assets	$2.7	$1.3	n/m	$0.4	$0.1
Net Brokerage to Advisory Conversions(13)	$0.5	$0.6	n/m	$0.5	$0.5

Cash Sweep Balances
Insured Cash Account Balances	$21.0	$21.1	(0.5%)	$21.4	$21.7
Deposit Cash Account Balances	3.9	3.9	—%	3.8	4.0
Money Market Account Cash Balances	3.3	3.1	6.5%	2.9	2.9
Total Client Cash Sweep Balances	$28.2	$28.1	0.4%	$28.2	$28.6

Market Indices
S&P 500 Index (end of period)	2,914	2,902	0.4%	2,816	2,718
Fed Funds Effective Rate (average bps)	195	191	4bps	191	182

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2018	Q2 2018	% Change	Q3 2017	% Change
Commission Revenue by Product
Variable annuities	$201,075	$196,496	2%	$163,778	23%
Mutual funds	155,579	161,340	(4%)	131,339	18%
Alternative investments	6,331	6,704	(6%)	6,676	(5%)
Fixed annuities	47,117	46,116	2%	32,764	44%
Equities	19,082	19,388	(2%)	17,748	8%
Fixed income	32,144	30,898	4%	23,912	34%
Insurance	16,155	17,344	(7%)	17,338	(7%)
Group annuities	9,064	9,619	(6%)	9,319	(3%)
Other	328	180	82%	137	139%
Total commission revenue	$486,875	$488,085	—%	$403,011	21%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$57,491	$57,095	1%	$46,148	25%
Mutual funds	33,319	37,533	(11%)	30,638	9%
Alternative investments	1,822	1,805	1%	2,550	(29%)
Fixed annuities	40,040	39,333	2%	27,906	43%
Equities	19,082	19,388	(2%)	17,748	8%
Fixed income	25,757	24,474	5%	17,967	43%
Insurance	14,433	15,578	(7%)	15,906	(9%)
Group annuities	1,273	1,144	11%	1,098	16%
Other	328	180	82%	137	139%
Total sales-based commissions	$193,545	$196,530	(2%)	$160,098	21%
Trailing commissions
Variable annuities	$143,584	$139,401	3%	$117,630	22%
Mutual funds	122,260	123,807	(1%)	100,701	21%
Alternative investments	4,509	4,899	(8%)	4,126	9%
Fixed annuities	7,077	6,783	4%	4,858	46%
Fixed income	6,387	6,424	(1%)	5,945	7%
Insurance	1,722	1,766	(2%)	1,432	20%
Group annuities	7,791	8,475	(8%)	8,221	(5%)
Total trailing commissions	$293,330	$291,555	1%	$242,913	21%
Total commission revenue	$486,875	$488,085	—%	$403,011	21%

LPL Financial Holdings Inc.
Financial Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2018	Q2 2018	Change	Q3 2017	Change
Payout Rate
Base Payout Rate	83.02%	82.98%	4bps	83.01%	1bps
Production Based Bonuses	3.36%	2.81%	55bps	3.04%	32bps
GDC Sensitive Payout	86.38%	85.79%	59bps	86.05%	33bps
Non-GDC Sensitive Payout	0.60%	0.58%	2bps	1.29%	(69bps)
Total Payout Ratio	86.98%	86.37%	61bps	87.34%	(36bps)
Production Based Bonuses Ratio (Trailing Twelve Months)	2.88%	2.80%	8bps	2.68%	20bps

LPL Financial Holdings Inc.
Capital Management Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2018		Q2 2018
Credit Agreement EBITDA Trailing Twelve Months(3)(20)
Net income	$383,259		$334,536
Non-operating interest expense	122,161		116,975
Provision for income taxes	126,825		124,829
Loss on extinguishment of debt	—		1,268
Depreciation and amortization	85,897		85,055
Amortization of intangible assets	54,577		48,253
EBITDA(3)	$772,719		$710,916
Credit Agreement Adjustments:
Employee share-based compensation expense	$22,274		$20,882
Advisor share-based compensation expense	7,886		10,046
NPH run-rate EBITDA accretion(21)	92,000		92,000
Realized NPH EBITDA Offset(22)	(50,500)		(27,500)
NPH onboarding costs	70,132		71,639
Other(23)	17,294		15,644
Credit Agreement EBITDA Trailing Twelve Months(3)(20)	$931,805		$893,627

Cash Available for Corporate Use(24)
Cash at Parent	$276,657		$360,475
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	105,578		76,941
Other Available Cash	9,373		8,958
Total Cash Available for Corporate Use	$391,608		$446,374

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,385,000		$2,388,750
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$2,085,000		$2,088,750
Credit Agreement EBITDA Trailing Twelve Months(20)	$931,805		$893,627
Credit Agreement Net Leverage Ratio	2.24	x	2.34	x

LPL Financial Holdings Inc.
Debt Schedule
(Dollars in thousands, except where noted)
(Unaudited)

Total Debt	Outstanding (end of period)		Current Applicable Margin	Yield At Issuance	Interest Rate (end of period)	Maturity
Revolving Credit Facility(a)	$—		LIBOR+125bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,485,000		LIBOR+225 bps(b)		4.42%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,385,000				4.92%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-, two-, three- or six-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $10.5 million as of September 30, 2018.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2018		Q2 2018		Change		Q3 2017		Change
Advisors
Advisors	16,174		16,049		1%		14,253		13%
Net New Advisors	125		(18)		n/m		(3)		n/m
Annualized commission and advisory fees per Advisor(25)	$235		$231		2%		$213		10%
Average Total Assets per Advisor ($ in millions)(26)	$42.1		$41.1		2%		$39.3		7%
Transition assistance loan amortization($ in millions)(27)	$19.2		$18.1		6%		$13.9		38%
Total client accounts (in millions)	5.4		5.4		—%		4.7		15%

Employees - period end	4,101		4,005		2%		3,564		15%

Productivity Metrics
Annualized Advisory Revenue as a percentage of Corporate Advisory Assets	1.05%		1.05%		—		1.04%		1	bps
Gross Profit ROA(28)	29.2	bps	29.4	bps	(0.2	bps)	27.9	bps	1.3	bps
OPEX ROA(29)	18.6	bps	17.5	bps	1.1	bps	19.0	bps	(0.4	bps)
EBIT ROA(30)	10.6	bps	11.9	bps	(1.3	bps)	8.9	bps	1.7	bps
Production Retention Rate (YTD annualized)(31)	96.1%		96.0%		10	bps	94.6%		150	bps
Recurring Gross Profit Rate (trailing twelve months) (32)	85.0%		84.7%		30	bps	82.2%		280	bps
EBITDA as a percentage of Gross Profit	44.1%		48.2%		(410	bps)	40.3%		380	bps

Capital Expenditure ($ in millions)	$36.4		$25.8		41%		$26.7		36%

Share Repurchases	$122.5		$116.8		5%		$25.0		390%
Dividends	21.9		22.3		(2%)		22.5		(3%)
Total Capital Allocated	$144.4		$139.1		4%		$47.5		204%
Weighted-average Share Count, Diluted	89.9		91.7		(2%)		92.0		(2%)
Total Capital Allocated per Share(33)	$1.61		$1.52		6%		$0.52		210%

Endnote Disclosures

(1)
Represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(2)	Compliance with the Credit Agreement Leverage Ratio is only required under the revolving credit facility.

(3)
The information presented on pages 8-17 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 2.

(4)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(5)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 2 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expense for the periods presented:

	Q3 2018	Q2 2018	Q3 2017
Operating Expense Reconciliation (in thousands)
Core G&A	$209,244	$192,148	$178,769
Regulatory charges	7,421	8,321	4,433
Promotional	52,628	43,407	42,935
Employee share-based compensation	6,332	6,125	4,940
Total G&A	275,625	250,001	231,077
Commissions and advisory	821,950	800,619	663,765
Depreciation & amortization	22,838	22,220	21,996
Amortization of intangible assets	15,676	15,682	9,352
Brokerage, clearing and exchange	15,844	15,433	13,491
Total operating expense	$1,151,933	$1,103,955	$939,681

(6)	Consists of total advisory assets under custody at LPL Financial.

(7)	Consists of brokerage assets serviced by advisors licensed with LPL Financial.

(8)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial.

(9)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(10)	Represents those Advisory Assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(11)
Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(12)
Consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals respectively.

(13)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(14)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(15)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 8) less total client withdrawals from advisory accounts on its corporate advisory platform.

(16)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 9) less total client withdrawals from advisory accounts on its independent advisory platform.

(17)	Consists of total client deposits into Centrally Managed Assets accounts (FN 10) less total client withdrawals from Centrally Managed Assets accounts.

(18)	Calculated by dividing revenue for the period by the average balance during the period.

(19)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received, or fees paid.

(20)
Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters.

(21)
Represents estimated potential future cost savings, operating expense reductions or other synergies included in Credit Agreement EBITDA in accordance with the Credit Agreement relating to the acquisition of NPH. Such amounts do not represent actual performance and there can be no assurance that any such cost savings, operating expense reductions or other synergies will be realized.

(22)
Represents the portion of Credit Agreement EBITDA that management estimates to be attributable to the NPH acquisition, which is added back to offset NPH run-rate EBITDA accretion, in accordance with the Credit Agreement.

(23)
Represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(24)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(25)	Calculated based on the average advisor count from the current period and prior period.

(26)	Calculated based on the end of period Total Brokerage and Advisory Assets divided by end of period Advisor count.

(27)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(28)
Represents annualized Gross Profit (FN 3) for the period, divided by average month-end Total Brokerage and Advisory Assets for the period. Prior to Q4 2017, Management calculated Gross Profit ROA by dividing annualized Gross Profit for the period by Total Brokerage and Advisory Assets at the end of the period. Amounts in this release reflect the new methodology.

(29)
Represents annualized operating expenses for the period, excluding production-related expense, divided by average month-end Total Brokerage and Advisory Assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 5), Regulatory, Promotional, Employee Share Based Compensation, Depreciation & Amortization, and Amortization of Intangible Assets. Prior to Q4 2017, Management calculated OPEX ROA by dividing annualized operating expenses for the period by Total Brokerage and Advisory Assets at the end of the period. Amounts in this release reflect the new methodology.

(30)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(31)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(32)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses, such as non-GDC sensitive production expenses, on a pro-rata basis against specific revenue lines at its discretion.

(33)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(34)
EPS prior to amortization of intangible assets is a non-GAAP financial measure. Please see a description of EPS prior to amortization of intangible assets under “Non-GAAP Financial Measures” on page 2 of this release for additional information. Below is a reconciliation of EPS prior to amortization of intangible assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q3 2018
EPS	$1.19
Amortization of Intangible Assets	$15,676
Tax Benefit	(4,389)
Amortization of Intangible Assets Net of Tax Benefit	$11,287
Diluted Share Count	89,878
EPS Impact	$0.13
EPS Prior to Amortization of Intangible Assets	$1.32